MOQUIST THORVILSON
KAUFMANN & PIEPER LLC
CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS

March 27, 2012

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by DigitalTown, Inc (copy attached), which we understand will be filed with the Securities and Exchange commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K/A of DigitalTown, Inc. dated March 27, 2012. We agree with the statements concerning our firm in such Form 8-K/A.

Very truly yours,

/s/ Moquist Thorvilson Kaufmann & Pieper LLC

7650 Edinborough Way, Suite 225 · Edina, Minnesota 55435 · *Phone* 952-854-5700 · *Fax* 952-854-1163
3140 Harbor Lane, Suite 100 · Plymouth, Minnesota 55447 · *Phone* 763-550-1100 · *Fax* 763-550-1644
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